Exhibit No. 6(ii) On Form N-1A
                                       Exhibit No. 1 Under Item 601 Reg S/K

                                 Exhibit A
                                  to the
                          Distributor's Contract

                          MARKETVEST FUNDS, INC.
                          MARKETVEST EQUITY FUND


       The following provisions are hereby incorporated and made part of the Distributor's Contract dated January 1, 1996, between Marketvest Funds, Inc. and Edgewood Services, Inc. (`ESI'') with respect to the Class of shares set forth above.
  1. The Corporation hereby appoints ESI to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, ESI is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Corporation.
  2. During the term of this Agreement, the Corporation will pay ESI for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.
  3. ESI may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as ESI may, by notice to the Corporation, voluntarily declare to be effective.
  4. ESI will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. ESI, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by ESI in its sole discretion.
  5. ESI will prepare reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.
       In consideration of the mutual covenants set forth in the Distributor's Contract dated January 1, 1996 between Marketvest Funds, Inc. and ESI, Marketvest Funds, Inc. executes and delivers this Exhibit on behalf of the Marketvest Equity Fund, and with respect to the Shares thereof, first set forth in this Exhibit.
       Witness the due execution hereof this 1st day of January, 1996.

ATTEST:                       MARKETVEST FUNDS, INC.



/s/ Victor R. Siclari         By:/s/ Jeffrey W. Sterling
Secretary                                     Vice President
(SEAL)

ATTEST:                       EDGEWOOD SERVICES, INC.


/s/ S. Elliott Cohan          By:/s/ R. Jeffrey Niss
Secretary                              Senior Vice President
(SEAL)

                                 Exhibit B
                                  to the
                          Distributor's Contract

                          MARKETVEST FUNDS, INC.
             MARKETVEST INTERMEDIATE U.S. GOVERNMENT BOND FUND


       The following provisions are hereby incorporated and made part of the Distributor's Contract dated January 1, 1996, between Marketvest Funds, Inc. and Edgewood Services, Inc. (`ESI'') with respect to the Class of shares set forth above.
  1. The Corporation hereby appoints ESI to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, ESI is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Corporation.
  2. During the term of this Agreement, the Corporation will pay ESI for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.
  3. ESI may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as ESI may, by notice to the Corporation, voluntarily declare to be effective.
  4. ESI will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. ESI, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by ESI in its sole discretion.
  5. ESI will prepare reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.
       In consideration of the mutual covenants set forth in the Distributor's Contract dated January 1, 1996 between Marketvest Funds, Inc. and ESI, Marketvest Funds, Inc. executes and delivers this Exhibit on behalf of the Marketvest Intermediate U.S. Government Bond Fund, and with respect to the Shares thereof, first set forth in this Exhibit.
       Witness the due execution hereof this 1st day of January, 1996.

ATTEST:                       MARKETVEST FUNDS, INC.



/s/ Victor R. Siclari         By: /s/ Jeffrey W. Sterling
Secretary                                     Vice President
(SEAL)

ATTEST:                       EDGEWOOD SERVICES, INC.


/s/ S. Elliott Cohan          By:/s/ R. Jeffrey Niss
Secretary                              Senior Vice President
(SEAL)

                                 Exhibit C
                                  to the
                          Distributor's Contract

                          MARKETVEST FUNDS, INC.
                      MARKETVEST SHORT-TERM BOND FUND


       The following provisions are hereby incorporated and made part of the Distributor's Contract dated January 1, 1996, between Marketvest Funds, Inc. and Edgewood Services, Inc. (`ESI'') with respect to the Class of shares set forth above.
  1. The Corporation hereby appoints ESI to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, ESI is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Corporation.
  2. During the term of this Agreement, the Corporation will pay ESI for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.
  3. ESI may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as ESI may, by notice to the Corporation, voluntarily declare to be effective.
  4. ESI will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. ESI, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by ESI in its sole discretion.
  5. ESI will prepare reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.
       In consideration of the mutual covenants set forth in the Distributor's Contract dated January 1, 1996 between Marketvest Funds, Inc. and ESI, Marketvest Funds, Inc. executes and delivers this Exhibit on behalf of the Marketvest Short-Term Bond Fund, and with respect to the Shares thereof, first set forth in this Exhibit.
       Witness the due execution hereof this 1st day of January, 1996.

ATTEST:                       MARKETVEST FUNDS, INC.



/s/ Victor R. Siclari         By:/s/ Jeffrey W. Sterling
Secretary                                     Vice President
(SEAL)

ATTEST:                       EDGEWOOD SERVICES, INC.


/s/ S. Elliott Cohan          By:/s/ R. Jeffrey Niss
Secretary                              Senior Vice President
(SEAL)